Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

[     ], 2018

Halfmoon Parent, Inc.
c/o Cigna Corporation
900 Cottage Grove Road
Bloomfield, Connecticut 06002

Re: Registration Statement on Form S-4 (File No.333-224960)

Ladies and Gentlemen:

We have acted as special counsel to Halfmoon Parent, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of March 8, 2018 (as amended by Amendment No. 1, dated as of June 27, 2018, and as it may be further amended from time to time, the “Merger Agreement”) by and among Cigna Corporation, a Delaware corporation, Express Scripts Holding Company, a Delaware corporation, the Company, Halfmoon I, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company, and Halfmoon II, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company.

For purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, the Company’s Certificate of Incorporation in effect as of the date hereof, the Company’s By-Laws in effect as of the date hereof, the form of the Company’s Amended and Restated Certificate of Incorporation that we assume will be in effect at the Effective Time (as defined in the Merger Agreement) and the form of the Company’s Amended and Restated By-Laws that we assume will be in effect at the Effective Time.  We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion.   As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission (the “SEC”) and such shares of Common Stock have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

This opinion is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing. We are members of the bar of the State of New York.  The Company is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law as in effect on the date hereof.

We hereby consent to be named in the Registration Statement and in the related joint proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the shares of Common Stock to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.  This opinion is given on the basis of the law and the facts existing as of the date hereof. We assume no obligation to advise you of changes in matters of fact or law which may thereafter occur.

Very truly yours,